Exhibit 99.1

Orange 21 Inc. 2070 Las Palmas Drive Carlsbad, CA 92009 PH: (760) 804-8420 FX: (760) 804-8442 NASDAQ: ORNG www.orangetwentyone.com

Orange 21 Reports First Quarter 2006 Financial Results

CARLSBAD, CA, May 15, 2006 — Orange 21 Inc. (NASDAQ: ORNG), a leading developer of brands that produce premium products for the action sport and youth lifestyle markets, today announced financial results for the three months ended March 31, 2006.

The Company’s net sales for the first quarter of 2006 increased 11% to $9.4 million compared to $8.5 million in the first quarter of 2005. The Company reported a net loss for the first quarter of 2006 of approximately $1.7 million, or $0.21 loss per diluted share on approximately 8.1 million weighted average shares outstanding, compared to a net loss of approximately $495,000, or $0.06 loss per diluted share on 8.0 million weighted average shares outstanding in the same period a year ago.

Cash, cash equivalents, and short term investments at March 31, 2006, totaled approximately $5.9 million.

“We are pleased that our first quarter results were in line with our expectations. Demand for our product was strong in the first quarter, however our results continue to be adversely impacted by delays in product delivery. We are making progress in our efforts to correct these issues,” said Barry Buchholtz, Chief Executive Officer. “On the positive side, our brand continues to gain market awareness on a global basis. We continue to develop exceptional products and demand is growing. In fact, during the first four months of the year, domestic sunglass bookings were up 31%. Additionally, our preliminary snow goggle bookings are strong versus a year ago. Finally, we are just a few weeks away from launching our Spring 2007 eyewear collection and we are very excited about the new styles.”

2006 Outlook

The Company continues to forecast 2006 annual net sales in the range of $46—$48 million and a net loss of $0.15 – $0.20 per fully diluted share for the year.

Investor Conference Call

As previously announced, Orange 21’s quarterly earnings conference call is scheduled to begin today, Monday, May 15, 2006 at 4:30 p.m. Eastern Time. The call will be open to all interested investors through a live audio Web broadcast via the Internet at www.orangetwentyone.com. Alternatively, investors may listen in by telephone to the conference call by dialing 877-704-5380 (international callers can dial 913-312-1294). A replay will be available beginning at 7:30 p.m. ET by calling 888-203-1112, passcode: 5438949 (international callers can dial 719-457-0820 and use the same passcode). For those who are not available to listen to the live broadcast, the call will be archived.

About Orange 21 Inc.

Orange 21 develops brands that produce premium products for the action sport and youth lifestyle markets. Orange 21’s primary brand, Spy Optic™, manufactures sunglasses and goggles targeted towards the action sports and youth lifestyle markets.

Safe Harbor Statement

This press release and the company’s conference call to be held on May 15, 2006 contain forward-looking statements. These statements relate to future events or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Factors that could cause actual results to differ materially from those contained in the forward-looking statements include, but are not limited to: risks related to the Company’s ability to manage growth; risks related to the limited visibility of future orders; the ability to identify and work with qualified manufacturing partners and consultants; the ability to expand distribution channels and retail operations in a timely manner; unanticipated changes in general market conditions or other factors, which may result in cancellation of advance orders or a reduction in the rate of reorders placed by retailers; the ability to continue to develop, product and introduce innovative new products in timely manner; the ability to source raw materials and finished products at favorable prices; the ability to identify and execute successfully cost control initiatives; uncertainties associated with the Company’s ability to maintain a sufficient supply of products and to manufacture successfully products; the integration of the LEM acquisition the performance of new products and continued acceptance of current products; the execution of strategic initiatives and alliances; the impact of ongoing litigation; uncertainties associated with intellectual property protection for the Company’s products; matters generally affected the domestic and global economy, such as changes in interest and currency rates; and other factors described under the caption “Risk Factors” in the Company’s Form 10-Q for the quarter ended March 31, 2006 and other filings made with the U.S. Securities and Exchange Commission.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither the Company, nor any other person, assumes responsibility for the accuracy or completeness of such forward-looking statements. The Company undertakes no obligation to update any of the forward looking statements.

Contact:

Orange 21 Inc.

Michael Brower, CFO

760.804.8420

OR

Integrated Corporate Relations

Investor Relations

310.395.2215

Andrew Greenebaum / agreenebaum@icrinc.com

Allyson Pooley / apooley@icrinc.com

	December 31, 2005	March 31, 2006
Assets
Current assets
Cash and cash equivalents	$2,668,636	$4,391,857
Short-term investments	5,477,728	1,478,705
Restricted cash	—	847,333
Accounts receivable—net	9,142,264	7,923,100
Inventories	11,206,232	11,008,295
Prepaid expenses and other current assets	1,374,350	1,872,371
Income taxes receivable	239,046	418,257
Deferred income taxes	1,512,584	1,338,145

Total current assets	31,620,840	29,278,063
Property and equipment—net	4,636,305	7,793,534
Goodwill	—	9,015,174
Intangible assets, net of accumulated amortization of $395,760 and $402,724 at 2005 and 2006, respectively	483,854	480,724
Deferred income taxes	126,000	404,000
Other long-term assets	1,389,682	61,260

Total assets	$38,256,681	$47,032,755

Liabilities and Stockholders’ Equity
Current liabilities
Lines of credit	$—	$1,882,454
Current portion of notes payable	—	362,426
Current portion of capitalized leases	19,575	496,101
Accounts payable	1,643,427	3,770,135
Accrued expenses and other liabilities	2,349,946	3,436,604
Deferred purchase price obligation	—	1,696,240
Income taxes payable	—	91,207

Total current liabilities	4,012,948	11,735,167
Notes payable, less current portion	—	978,242
Capitalized leases, less current portion	12,588	805,278
Other liabilities	—	734,003

Total liabilities	4,025,536	14,252,690
Commitments and contingencies
Stockholders’ equity
Preferred stock; par value $0.0001; 5,000,000 authorized	—	—
Common stock; par value $0.0001; 100,000,000 shares authorized; 8,084,314 shares issued and outstanding	806	806
Additional paid-in capital	36,099,820	36,121,562
Accumulated other comprehensive income	32,497	293,550
Accumulated deficit	(1,901,978)	(3,635,853)

Total stockholders’ equity	34,231,145	32,780,065

Total liabilities and stockholders’ equity	$38,256,681	$47,032,755

	Three months ended March 31,
	2005	2006
Net sales	$8,472,553	$9,382,480
Cost of sales	4,397,694	4,867,246

Gross Profit	4,074,859	4,515,234

Operating expenses:
Sales and marketing	2,868,516	3,506,593
General and administrative	1,299,926	2,139,332
Shipping and warehousing	292,189	476,291
Research and development	136,075	265,857

Total operating expenses	4,596,706	6,388,073

Loss from operations	(521,847)	(1,872,839)
Other expense	(72,214)	(68,450)

Loss before income taxes	(594,061)	(1,941,289)
Income tax benefit	(99,000)	(207,414)

Net loss	$(495,061)	$(1,733,875)

Net loss per common share
Basic	$(0.06)	$(0.21)

Diluted	$(0.06)	$(0.21)

Weighted average common shares outstanding
Basic	8,012,483	8,084,314

Diluted	8,012,483	8,084,314